Exhibit 10.71

AMENDMENT TO

ESCROW DEPOSIT AGREEMENT

THIS AMENDMENT TO ESCROW DEPOSIT AGREEMENT is made effective as of June 30, 2016 (the “Amendment”), by and among SHINECO, INC., a Delaware corporation (the “Company”), having an address at 2nd Floor, Wanyuan Business Center, 10 N Hongda Road, Daxing District, Beijing 100022, People’s Republic of China, BONWICK CAPITAL PARTNERS LLC, a FINRA member firm as underwriter (the “Underwriter”), as representative of the underwriters, including itself and Network 1 Financial Securities, Inc., having an address at 40 West 57th Street, 28th Floor, New York, NY 10019, and SIGNATURE BANK (the “Escrow Agent”), a New York State chartered bank, having an office at 565 Fifth Avenue, 12th Floor, New York, New York 10017.

WITNESSETH

WHEREAS, the Company, Placement Agent, and Escrow Agent have entered into that certain Escrow Deposit Agreement dated as of February 10, 2016 by and among Company, Placement Agent, and Escrow Agent (the “Agreement”); and

WHEREAS, pursuant to Section 10(d) of the Agreement, the amendments contemplated by the parties hereto must be contained in a written agreement signed by an authorized representative of such party; and

WHEREAS, the Company and Placement Agent desire to make certain changes to the Offering, including to revise the Offering Minimum Amount to be $6,000,003 and the Offering Maximum Amount to be $8,000,001, revise the price of each share sold at this offering from $5.00 to $4.50, extend the Offering Period to August 30, 2016, change the notices delivery address for the Company to be 2nd Floor, Wanyuan Business Center, 10 N Hongda Road, Daxing District, Beijing 100176, People’s Republic of China, and have created an Amendment to Registration Statement on Form S-1 of the Company, as initially publicly filed March 16, 2015 (Registration No. 333-202803) (the “Registration Statement”) to amend the Offering accordingly and provide to Subscribers in the Offering in order to disclose the changes to the Offering and certain other matters; and

WHEREAS, the Company and Placement Agent will provide all Subscribers to the Offering with the Supplement along with the PPM and require those Subscribers who have invested in the Offering without first receiving the Supplement to reconfirm his, her or its participation in the Offering or withdraw from the Offering; and

WHEREAS, the Company and Placement Agent desire to amend the Agreement to revise the Offering Minimum Amount to be $6,000,003 and the Offering Maximum Amount to be $8,000,001;

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WHEREAS, the Company and Placement Agent desire to amend the Agreement to revise the price of each share sold at this offering from $5.00 to $4.50;

WHEREAS, the Company and Placement Agent desire to amend the Agreement to extend the Final Termination Date of the Offering; and

WHEREAS, the Company and Placement Agent desire to amend the Agreement to change the notices delivery address for the Company to be 2nd Floor, Wanyuan Business Center, 10 N Hongda Road, Daxing District, Beijing 100176, People’s Republic of China.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.           Definitions. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

2.           Amendments.

a.           The first WHEREAS of the Agreement is revised to the following:

WHEREAS, pursuant to the terms of the Registration Statement the Company desires to sell (the “Offering”) a minimum of $6,000,003 (the “Minimum Amount”) and a maximum of $8,000,001 (the “Maximum Amount”) of its shares (the “Shares”). Each Share is being sold at a price of $4.50 per Share, (share prices and number of Shares are subject to change pending final effective Registration Statement);

b.           The second WHEREAS of the Agreement is revised to the following:

WHEREAS, unless the Minimum Amount is sold by August 30, 2016 (the “Termination Date”), the Offering shall terminate and all funds shall be returned to the subscribers in the Offering, and if the Minimum Amount is met, the Offering may continue until the Termination Date; and

c.           “9. Notices.”- “If to the Company:” of the Agreement is revised to the following:

2nd Floor, Wanyuan Business Center

10 N Hongda Road

Daxing District, Beijing 100176

People’s Republic of China

Attention: Yuying Zhang, CEO

Fax:+1 (888) 360-9092

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With a copy to:

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 E. Cary St.

Richmond, VA 23219

Attention: Anthony W. Basch

Fax:+1 (888) 360-9092

3.          Date of Effectiveness. This Amendment will become effective as of the date first written above when the Escrow Agent shall have received counterparts of this Amendment duly executed and delivered by the parties hereto (the “Effective Date”).

4.          Effect of Amendment. Except as expressly amended by this Amendment, all of the terms and provisions of the Agreement are and shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto. Without limiting the generality of the forgoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of any party hereto that would require the waiver or consent of any other party hereto. On and after the Effective Date, each reference in the Agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.

5.          Governing Law. This Amendment is governed by and construed in accordance with, the laws of the state of New York.

6.          Counterparts. This Amendment may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

SHINECO, INC.

By:	/s/ Yuying Zhang
	Name:	Yuying Zhang
	Title:	Chief Executive Officer

BONWICK CAPITAL PARTNERS LLC

By:	/s/ Devin Wicker
	Name:	Devin Wicker
	Title:	Chief Executive Officer

SIGNATURE BANK

By:	/s/ Marisol Figueroa
Name: Marisol Figueroa
Title: Associate Group Director,VP

By:	/s/ Stephen Fay
Name: Stephen Fay
Title: Senior Client Associate Officer

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